SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported) OCTOBER 21, 1998


                         PROPERTY RESOURCES EQUITY TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)





CALIFORNIA                        0-15880                         95-3859770
--------------------------------------------------------------------------------
State or other jurisdiction    Commission File                 IRS Employer
 of incorporation                  Number                Identification Number





                     1800 GATEWAY DRIVE, SAN MATEO, CA 94404
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (650) 312-3000



ITEM 2:     DISPOSITION OF ASSETS.

Good Guys Plaza Shopping Center
Santa Rosa, California


On October 21, 1998, pursuant to a contract entered into on July 10, 1998, Property Resources Equity Trust (the "Registrant") sold the Good Guys Plaza Shopping Center, located in Santa Rosa (the "Property").

The Property was sold for all cash at a gross price of $5,108,000. The unaffiliated purchaser was Sami Khoury and Suad Khoury, trustees of the Sami Khoury and Suad Khoury Living Trust dated 5/21/92 ("Buyer"). A real estate brokerage commission of $102,000.00 was paid to Keegan & Coppin Company, an unaffiliated real estate broker retained by the Registrant under a listing agreement dated May 12, 1998 and $102,000 was paid to Arikat Real Estate & Finance, Inc., as agent for the Buyer. The Registrant purchased the Property in July of 1988. The total all cash cost of the Property (including closing costs and acquisition fees) was $5,834,000.


THE PROCEEDS TO THE REGISTRANT FROM THE SALE ARE AS FOLLOWS:



Sales Price                   $5,108,000
Less:
 Brokerage Commissions           204,000
 Closing Costs                    21,000
 Secured First Mortgage        2,803,000
 Closing Pro-rations              56,000

Net Cash Proceeds to          $2,024,000
the Registrant


There was no material relationship between the Buyer and the Registrant or any of the affiliates, directors or officers of the Registrant or the Advisor or any associate of any director or officer of the Registrant or the Advisor.


ITEM 7:     PRO FORMA FINANCIAL INFORMATION

Pro Forma Financial Information is not included in this report, and will be filed by amendment within sixty (60) days from the date of this report.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:      November 5, 1998              PROPERTY RESOURCES EQUITY TRUST


                              BY:   /S/ DAVID P. GOSS
                                        David P. Goss
                                        President